                                                                    EXHIBIT 99.1



                  VIRATA REPORTS FISCAL THIRD QUARTER RESULTS

             Record New Customer Licenses Highlight Virata's Third
                   Consecutive As-Adjusted Profitable Quarter


SANTA CLARA, Calif., January 24, 2001 - Virata(R) Corporation [Nasdaq: VRTA] today reported results for its fiscal 2001 third quarter ended December 31, 2000. Revenues for the third quarter were $37.0 million, an increase of 810 percent over net revenues for the third fiscal quarter of 2000; and a decrease of 12 percent over revenues of $42.2 million for the second fiscal quarter 2001. The third fiscal quarter represented Virata's third consecutive quarter of as-adjusted profitability and a record quarter for new customer licenses signed.

     "Calendar 2000 revenues grew to $119 million, compared with $12 million in calendar 1999," said Charles Cotton, Virata's chief executive officer. "This 892% revenue growth reflects a year of outstanding progress for Virata. We demonstrated the value of our integrated software on silicon business model by expanding our customer base to more than 150 licensees, shipping more than five million communications processors, completing four strategic acquisitions, and recording three consecutive quarters of as-adjusted profits."

      Added Cotton, "Although our short term visibility is not as clear as we would like, we remain confident in the continued growth of global markets for DSL and broadband wireless. Looking to the future, we expect to continue leveraging our technical and financial resources to introduce new semiconductor and software products that will build on our commanding market position."

Quarter Highlights Include:

      . Added a record 40 new customers in the quarter, bringing Virata's total customer base to more than 150 licensees for our Integrated Software on Silicon (ISOS) platform.

      . Secured a record number of voice licenses in the quarter to support a record number of voice IAD design wins.

      . Announced Cisco's selection of Virata's EmWeb software for integration into Cisco's IOS(R) software.

      . Shipped the five millionth Helium communications processor; demonstrating Virata's leading market share position in the CPE market.

      . Debuted Virata's auto-provisioning software at CES in Las Vegas; demonstrating how Virata's chips and software enable users to install their DSL devices without a truck roll.

      . Demonstrated Aluminum interoperability at the industry's first G.shdsl interoperability testing event hosted by the University of New Hampshire.


Financial Results Detailed

         Excluding amortization of intangible assets and stock compensation expense, Virata reported as-adjusted net income of $2.8 million, or $0.04 per adjusted diluted share, compared with a $2.9 million as-adjusted net loss for the same quarter one year ago, or a loss of $0.08 per adjusted basic and diluted share. The company reported a GAAP net loss of $26.7 million or $0.43 per basic and diluted share for the third fiscal quarter of 2001. This includes a $29.5 million charge for amortization of intangible assets and stock compensation expense. Net loss for the same quarter one year ago was $3.3 million or $0.15 per basic and diluted share.

         Revenues for the nine months ended December 31, 2000 were $106.9 million, an increase of 997 percent over revenues of $9.7 million for the nine months ended January 2, 2000. Excluding write-off of acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and UK National Insurance Contribution on stock options, Virata reported as-adjusted net income of $12.3 million, or $0.20 per adjusted diluted share, for the nine months ended December 31, 2000, compared with a $9.6 million as-adjusted net loss, or a loss of $0.33 per adjusted basic and diluted share for the nine months ended January 2, 2000. GAAP net loss per basic and diluted share was $2.32 for the nine months ended December 31, 2000, compared to a net loss per basic and diluted share of $1.06 for the nine months ended January 2, 2000.

         In addition, the company reported that its external investment manager had purchased $34 million in Pacific Gas & Electric Corporation (PG&E) bonds on behalf of Virata and these are due on January 31, 2001. Since PG&E has recently reported financial difficulties it is uncertain as to whether this investment will adversely affect Virata's balance sheet and income statement in the future. As a result, the company has not recorded a reserve for this investment in the current financial statements.

About Virata

         Virata provides communications software and semiconductors to manufacturers of DSL, wireless, satellite, and other broadband networking equipment. Virata's suite of processor-independent software products provide developers with complete, field-proven implementations of networking functions, including ATM, MPLS, and web servers, removing the need to write and validate new software code.

         Virata also pre-integrates its extensive suite of communications software with its powerful and cost-effective communications processors to create ISOS products. These ISOS solutions assist customers in developing a diverse range of broadband wireless and wireline equipment including DSL modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access and customer premises markets. Virata's products also help equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

         Virata is a principal member of the ATM Forum, Bluetooth SIG organization, the DSL Forum, HomePNA, ITU, MPLS Forum, OpenDSL Alliance and UPnP Forum. A publicly traded company on the Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California. For more information, please visit our website at www.virata.com.

                                      ###

Virata is a registered trademark of Virata and Helium, Aluminum and ISOS are trademarks of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Due to increasing uncertainties in the company's market, the company's degree of visibility on future revenues and earnings and associated confidence level in forecast information is less than in past quarters. Factors that might cause a difference include, but are not limited to, those relating to general business and economic conditions, evolving industry standards, the pace of development and market acceptance of our products, those of our customers and the DSL market generally, the rate of DSL deployments, commercialization and technological delays or difficulties, changes in customer order patterns and the product volume of such orders, the financial condition of our customers, risks of customer loss, the impact of competitive products and technologies, competitive pricing pressures, manufacturing availability and risks, dependence on third party suppliers, the uncertainties associated with international operations, the possibility of our products infringing patents and other intellectual property of third parties, risks due to limited protection of our intellectual property, product defects, costs of product development, our ability to attract and retain employees, the company's ability to extract value from acquisitions, manufacturing and government regulation and other risk factors listed from time to time in the reports and other documents Virata files with the Securities and Exchange Commission,
including without limitation, the report on Form   10-Q for the quarter ended
October 1, 2000. Virata assumes no obligation to revise or update the forward-looking statements contained in this press release to reflect events or circumstances after the date hereof.



Virata Contacts:  Kelly Karr (PR)                James Fraser, CFA
----------------
                  408-566-1026                   Director of Investor Relations
                  kkarr@virata.com               408-566-1098
                  Desiree Russell (PR)           jfraser@virata.com
                  919-790-7100
                  drussell@virata.com

                               VIRATA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

                                                      December 31,      April 2,
                                                         2000            2000
                                                      (unaudited)      (audited)
ASSETS
Current assets:
  Cash and cash equivalents                           $   78,269      $  60,193
  Short-term investments                                 429,212         18,006
  Accounts receivable, net                                23,383          7,524
  Inventories                                             15,312            409
  Other current assets                                     4,191          2,895
                                                      ----------      ---------
       Total current assets                              550,367         89,027

Property and equipment, net                               14,618          3,222
Intangible assets                                        374,883         89,113
Long-term investments                                      9,640             --
Other assets                                                 952             --
                                                      ----------      ---------
       Total assets                                   $  950,460      $ 181,362
                                                      ==========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                    $    8,645      $   4,887
  Accrued liabilities                                      7,018          3,484
  Accrued employee benefits                                4,624          2,555
  Accrued National Insurance Contribution on options       8,248          4,471
  Deferred revenue                                         4,492          2,215
  Capital lease obligation, current                        1,352            784
                                                      ----------      ---------
       Total current liabilities                          34,379         18,396

Capital lease obligation, long-term                        1,743          1,178
Other long-term liabilities                                  200             --
                                                      ----------      ---------
       Total liabilities                                  36,322         19,574

Stockholders' equity:
  Common stock                                                63             23
  Additional paid-in capital                           1,138,729        238,857
  Accumulated other comprehensive income                     751            335
  Unearned stock compensation                            (18,860)          (691)
  Accumulated deficit                                   (206,545)       (76,736)
                                                      ----------      ---------
       Total stockholders' equity                        914,138        161,788
                                                      ----------      ---------
       Total liabilities and stockholders' equity     $  950,460      $ 181,362
                                                      ==========      =========

                               VIRATA CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data, unaudited)

                                                            Three Months Ended                  Nine Months Ended
                                                         December 31,    January 2,          December 31,    January 2,
                                                            2000            2000                 2000           2000
                                                         -----------     ---------           -----------     ---------
Revenues:
  Semiconductor                                           $   30,010      $  2,430            $  87,633       $  5,923
  License                                                      4,793           994               12,902          1,522
  Services and royalty                                         1,852           307                4,003          1,115
  Systems                                                        359           338                2,379          1,186
                                                          ----------      --------            ---------       --------
  Total revenues                                              37,014         4,069              106,917          9,746
                                                          ----------      --------            ---------       --------
Cost of revenues:
  Semiconductor                                               21,337         1,659               56,074          3,600
  License                                                         89            --                  675             --
  Services and royalty                                           133           146                1,059            484
  Systems                                                        295           115                1,212            606
                                                          ----------      --------            ---------       --------
    Total cost of revenues                                    21,854         1,920               59,020          4,690
                                                          ----------      --------            ---------       --------
  Gross profit                                                15,160         2,149               47,897          5,056
                                                          ----------      --------            ---------       --------
Operating expenses:
  Research and development                                     9,493         3,045               22,556          8,175
  Selling and marketing                                        5,619         1,192               15,962          3,088
  General and administrative                                   5,616         1,477               13,557          3,780
  National Insurance Contribution on options                      --            --                4,204             --
  Amortization of intangible assets                           27,869           183               54,389            553
  Amortization of stock compensation                           1,656           206                2,429            711
  Acquired in-process research and development                    --            --               81,062             --
                                                          ----------      --------            ---------       --------
    Total operating expenses                                  50,253         6,103              194,159         16,307
                                                          ----------      --------            ---------       --------
Loss from operations                                         (35,093)       (3,954)            (146,262)       (11,251)
Interest and other income (expense), net                       8,379           619               16,453            344
                                                          ----------      --------            ---------       --------
Net loss                                                  $  (26,714)     $ (3,335)           $(129,809)      $(10,907)
                                                          ==========      ========            =========       ========
Basic and diluted net loss per share                      $    (0.43)     $  (0.15)           $   (2.32)      $  (1.06)
                                                          ==========      ========            =========       ========
Weighted average common shares - basic and diluted            61,678        22,858               55,976         10,278
                                                          ==========      ========            =========       ========
Pro forma basic and diluted net loss per share (A)        $    (0.43)     $  (0.10)           $   (2.32)      $  (0.37)
                                                          ==========      ========            =========       ========
Pro forma weighted average common shares - basic
  and diluted (A)                                             61,678        34,838               55,976         29,648
                                                          ==========      ========            =========       ========
Adjusted basic net earnings (loss) per share (B)          $     0.05      $  (0.08)           $    0.22       $  (0.33)
                                                          ==========      ========            =========       ========
Adjusted diluted net earnings (loss) per share (B)        $     0.04      $  (0.08)           $    0.20       $  (0.33)
                                                          ==========      ========            =========       ========
Weighted average common shares - basic                        61,678        34,838               55,976         29,648
                                                          ==========      ========            =========       ========
Weighted average common shares - diluted (C)                  66,033        34,838               61,197         29,648
                                                          ==========      ========            =========       ========

(A) Pro forma basic and diluted net loss per share assumes that the conversion of the outstanding shares of convertible preferred stock into common stock that occurred upon the closing of the initial public offering occurred as of the beginning of the three month and the nine month periods ended January 2, 2000.

(B) Adjusted net income (loss) per share excludes the National Insurance Contribution on options, amortization of intangible assets, amortization of stock compensation, and acquired in-process research and development charges. Total charges of $29,525 and $389 were excluded for the three month periods ended December 31, 2000 and January 2, 2000, respectively. Total charges of $142,084 and $1,264 were excluded for the nine month periods ended December 31, 2000 and January 2, 2000, respectively. The adjusted income does not include the impact of income taxes.

(C) Weighted average diluted shares include approximately 4,355 and 5,221 potential common shares issuable upon the exercise of stock options and warrants for the three month and the nine month periods ended December 31, 2000, respectively, using the treasury stock method.